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                                                                   EXHIBIT 10.10

         Amendment No. 4 to Employment Agreement dated as of August 1, 2000 (the "Agreement"), as amended, between Take-Two Interactive Software, Inc. (the "Employer" or the "Company") and Ryan A. Brant ("Employee").

         WHEREAS, the Company and Employee desire to amend the terms of the Agreement.

         NOW, THEREFORE, in consideration of their mutual promises, the Company and Employee hereby agree to amend the Agreement as follows:

         1. Section I of the Agreement is amended to extend the Initial Term until July 31, 2007.

         2. Section III A. is amended to substitute $750,000 for $600,000 (de facto $725,000) and shall provide for an annual cost of living increase of 12.5%.

         3. Section III B. is amended to read as follows:

         "Employee shall be paid a bonus of $150,000 in respect of each fiscal quarter, commencing with the fiscal quarter ending January 31, 2003, and an annual bonus of $250,000 in respect of each fiscal year; provided that (i) the Compensation Committee of the Board approves any such bonus, and (ii) Employer achieves its projected cash flow and net income targets submitted to the Board for any such fiscal quarter or fiscal year. Employer's cash flow targets shall be determined in accordance with Employer's operating cash flow (including all capital expenditures other than fixed assets) presented in its quarterly and annual reports filed with the Securities and Exchange Commission. Employee shall also be paid a signing bonus of $600,000 simultaneously with the execution hereof."


         All other terms and provisions of the Agreement remain unchanged in full force and effect.



Dated:  November 18, 2002                   TAKE-TWO INTERACTIVE SOFTWARE, INC.



                                        By:/s/ Karl H. Winters
                                        ------------------------------
                                        Name:      Karl H. Winters
                                        Title: Chief Financial Officer



                                        /s/Ryan A. Brant
                                        ------------------------------
                                        Ryan A. Brant